UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 8, 2010

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-51908	87-0578370
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No 8 Huaye Road
Dongbang Industrial Park
Changshu, 215534
People’s Republic of China

(Address of principal executive offices)

(+86) 512 52680988
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 4, 2010, Sutor Technology Group Limited (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable efforts to arrange for the sale of up to 2,740,000 shares of the Company’s common stock and warrants to purchase up to 685,000 shares of the Company’s common stock in a registered direct public offering (the “Offering”). The Placement Agent will be entitled to a cash fee of 5.0% of the gross proceeds paid to the Company for the securities the Company sells in this Offering. The Company will also reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses that have been incurred by the Placement Agent in connection with the Offering up to $50,000. The Agency Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered.

Also on March 4, 2010, the Company and certain institutional investors entered into subscription agreements (the “Subscription Agreement”) in connection with the Offering, pursuant to which the Company agreed to sell an aggregate of 2,740,000 shares of its common stock and warrants to purchase a total of 685,000 shares of its common stock to such investors for aggregate gross proceeds, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company, of approximately $7.4 million. The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.25 shares of common stock. The purchase price is $2.70 per unit. The warrants are exercisable for five years at an exercise price of $3.76 per share. The exercise price of the warrants is subject to the customary adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-161026), which became effective on December 14, 2009 pursuant to a prospectus supplement filed with the Securities and Exchange Commission on March 5, 2010.

The foregoing summaries of the terms of the Agency Agreement, the form of warrant to be issued to the purchasers and the form of Subscription Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1, and 10.1 respectively, which are incorporated herein by reference.

A copy of the opinion of Holland & Hart LLP, relating to the legality of the shares and warrants is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the registration statement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

Number	Description
1.1	Placement Agency Agreement, dated as of March 4, 2010, by and among the Company and Roth Capital Partners, LLC.
4.1	Form of Warrant
5.1	Opinion of Holland & Hart LLP
10.1	Form of Subscription Agreement, dated as of March 4, 2010, by and between the Company and each of the purchasers identified on the signature pages thereto
23.1	Consent of Holland & Hart LLP (included as part of Exhibit 5.1)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010	Sutor Technology Group Limited

/s/ Lifang Chen
Chief Executive Officer

EXHIBIT INDEX

Number	Description
1.1	Placement Agency Agreement, dated as of March 4, 2010, by and among the Company and Roth Capital Partners, LLC.
4.1	Form of Warrant
5.1	Opinion of Holland & Hart LLP
10.1	Form of Subscription Agreement, dated as of March 4, 2010, by and between the Company and each of the purchasers identified on the signature pages thereto
23.1	Consent of Holland & Hart LLP (included as part of Exhibit 5.1)